Exhibit 99.01

Generation Alpha Announces Third Quarter 2018 Results

Increased Demand and Interest for lighting Systems

Arizona Facility Expected to Become Revenue Generating in Early 2019

CARSON, CA - GlobeNewswire - November 13, 2018 – Generation Alpha, Inc. (OTCQB: GNAL) (“Generation Alpha”), a vertically integrated cannabis technology innovator, manufacturer and distributor, today announced its operating results for the three and nine months ended September 30, 2018.

Nine Months Ended September 30, 2018 Financial Highlights:

●	Lighting and nutrient revenue of $2.6 million; and
●	Cash balance of $2.1 million.

Third Quarter 2018 Business Highlights:

●	Changed corporate name to Generation Alpha and trading symbol to GNAL;
●	Appointed Peter Najarian and Tiffany Davis to Board of Directors;
●	Launched Perfect pH, a natural ION pH balancer;
●	Introduced Solis Tek B9 LED, a high efficiency LED lighting system; and
●	Made substantial progress at Arizona facility, which is expected to commence processing revenue in early 2019.

Generation Alpha Chief Executive Officer, Alan Lien, commented, “We are happy with the progress being made at our 70,000 square foot Arizona facility. With manufacturing targeted to commence in early 2019, we are excited to soon move into the revenue generation stage. Beyond Arizona, we have plans to be operational in several legalized U.S. states. We have identified many exciting opportunities in additional jurisdictions and are currently performing ongoing due diligence and discussions with several parties.” Lien continued, “While our lighting business has seen a significant decrease this year, we are beginning to see an increase in demand for our lighting and nutrient products as the industry begins to stabilize and additional legalized states come on board.”

Revenue for the nine months ended September 30, 2018 and 2017 was $2,565,085 and $7,336,980, respectively, a decrease of $4,771,895, or 65%. The decrease was due to several negative factors during the first nine months of 2018, as compared to the prior year period. Such factors include, market instability and uncertainty, reports of over-capacity and price declines in the wholesale market. The current Administration’s stance on marijuana enforcement, particularly the rescinding of the Cole Memorandum and giving the Federal U.S. Attorneys “free-reign” as to enforcement priorities set a very negative tone and caused hesitation from buyers in the cannabis industry. Industry-wide build-outs slowed and were delayed. Additionally, recreational states have introduced new requirements for testing, oversight, and tightening of the regulatory environment, which has caused a pause in the expansion timetable of many new licensees.

About Generation Alpha, Inc.

Generation Alpha, Inc. focuses on bringing products and solutions to commercial cannabis growers in both the medical and recreational space in legal markets across the U.S. For nearly a decade, growers have used Generation Alpha’s lighting solutions to increase yield, lower costs and grow better to maximize their return on investment. Generation Alpha’s customers include retail stores, distributors, ecommerce, and commercial growers. In 2018, Generation Alpha expanded into the “touch-the-plant” side of the cannabis business under a contract with an Arizona licensee and its ongoing build-out of a cultivation and processing facility in Phoenix, AZ. For more information, please visit our website, www.genalphainc.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect Generation Alpha’s current plans and expectations, as well as future results of operations and financial condition. Generation Alpha undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors Contact:

Hayden IR

917-658-7878

hart@haydenir.com

GENERATION ALPHA, INC.

(FORMERLY SOLIS TEK INC.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current Assets
Cash	$2,053,399	$967,943
Accounts receivable, net of allowance for doubtful accounts and returns of $22,288 and $396,499, respectively	296,803	417,484
Inventories, net	1,157,373	1,684,463
Advances to suppliers – formerly a related party	540,090	735,730
Prepaid expenses and other current assets	247,323	134,374
Total Current Assets	4,294,988	3,939,994

Property and equipment, net	509,969	138,243
Intangible assets acquired from related party, net	1,382,941	-
Other assets	83,887	37,980
TOTAL ASSETS	$6,271,785	$4,116,217

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,839,820	$1,124,349
Due to former related party vendor	-	381,457
Contract obligations, current portion	331,818	-
Note payable - related parties	640,000	1,145,000
Note payable to related party, current portion, net of discount of $747,032 and $0, respectively	752,968	-
Convertible note payable to related party, current portion, net of discount of $0 and $1,055,556, respectively	-	194,444
Due to related parties	124,117	146,534
Capital lease obligations, current portion	260	9,665
Loans payable, current portion	3,383	8,476
Total Current Liabilities	3,692,366	3,009,925

Loans payable, net of current portion	-	17,481
Contract obligations, net of current portion	445,295	-
Convertible note payable, net of current portion, net of discount of $0 and $500,000, respectively	-	-
Derivative liability	6,617,284	7,415,000
Total liabilities	10,754,945	10,442,406

Series-A Convertible Preferred Shares, net of no discount and $351,000, no par value, none and 351,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	-

Commitments and Contingencies

Shareholders’ Deficit
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding at September 30, 2018 and December 31, 2017	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 45,066,564 and 38,522,034 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	45,067	38,522
Additional paid-in-capital	28,459,378	9,077,690
Accumulated deficit	(32,987,605)	(15,442,401)
Total Shareholders’ Deficit	(4,483,160)	(6,326,189)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,271,785	$4,116,217

GENERATION ALPHA, INC.

(FORMERLY SOLIS TEK INC.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Sales	$851,710	$1,993,865	$2,565,085	$7,336,980
Cost of goods sold (1)	718,139	1,322,497	1,836,980	4,625,210
Gross profit	133,571	671,368	728,105	2,711,770

Operating expenses
Selling, general and administrative expenses	4,115,603	2,050,189	10,213,893	9,206,076
Research and development	37,332	82,500	151,916	247,770
Excess cost of acquisition from a related party over historical basis	-	-	4,450,000	-
Total operating expenses	4,152,935	2,132,689	14,815,809	9,453,846

Loss from operations	(4,019,364)	(1,461,321)	(14,087,704)	(6,742,076)

Other income (expenses)
Financing costs (2)	-	-	(7,317,406)	-
Change in fair value of derivative liability	(2,525,234)	-	4,286,692	-
Gain on extinguishment of derivative liability	-	-	2,389,427	-
Interest expense (3)	(548,632)	(28,190)	(2,813,013)	(84,010)
Total other expenses	(3,073,866)	(28,190)	(3,454,300)	(84,010)

Loss before income taxes	(7,093,230)	(1,489,511)	(17,542,004)	(6,826,086)

Provision for income taxes	-	-	3,200	4,113

Net loss	$(7,093,230)	$(1,489,511)	$(17,545,204)	$(6,830,199)

BASIC AND DILUTED LOSS PER SHARE	$(0.17)	$(0.04)	$(0.42)	$(0.18)

WEIGHTED - AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	42,826,985	37,079,972	41,810,624	37,482,508

(1) Included in cost of goods sold are these amounts from a former related party	$137,080	$977,784	$549,802	$3,607,090
(2) Included in financing costs are these amounts from a related party	-	-	6,177,406	-
(3) Included in interest expense are these amounts from related parties	$16,868	$45,205	$39,781	$81,986